EXHIBIT 11
                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Baird, Kurtz & Dobson
City Center Square
1100 Main Street
Suite 2700
Kansas City, MO  64105-2112

To the Shareholders and
      Board of Directors
Scout Kansas Tax-Exempt Bond Fund, Inc.
      (in Organization)
Kansas City, Missouri

         We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on form N-1A, of our report dated January 13, 1998, accompanying and pertaining to the financial statements of Scout Kansas Tax-Exempt Bond Fund, Inc. (in Organization), a series of the Scout fund group, as of January 13, 1998, which is included in such Registration Statement.


                                            BAIRD, KURTZ & DOBSON
                                            BAIRD, KURTZ & DOBSON

Kansas City, Missouri
February 3, 1998